                                                                     Exhibit 4.2


                               WARRANT AGREEMENT

          THIS WARRANT AGREEMENT (this "Agreement") is made and entered into as of _______________, 1999, between SUNSTAR HEALTHCARE, INC., a Delaware corporation (the "Company") and [INVESTOR] ("Holder").

                                R E C I T A L S
                                - - - - - - - -

          WHEREAS, the Company proposes to issue to Holder [ ] warrants (the "Warrants"), each such Warrant entitling the holder thereof to purchase one share of Common Stock, $.001 par value, of the Company (the "Exercise Shares," "Shares," or the "Common Stock"); and

          WHEREAS, the Warrants which are the subject of this Agreement will be issued by the Company to Holder as part of consideration payable to Holder in connection with an investment by the Holder pursuant to the concurrent private offering of the Company (the "Offering").

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

                               A G R E E M E N T
                               - - - - - - - - -

     1.   Warrant Certificates. The warrant certificates to be delivered
          --------------------
pursuant to this Agreement (the "Warrant Certificates") shall be in the form set forth in Annex A, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Warrant Agreement.

     2.   Right to Exercise Warrants. Each Warrant may be exercised from the
          --------------------------
date of this Agreement until 11:59 P.M. (Eastern time) on the date that is five years after the date of this Agreement (the "Expiration Date"). Each Warrant not exercised on or before the Expiration Date shall expire.

          Each Warrant shall entitle its holder to purchase from the Company one share of Common Stock at an exercise price of $5.00 per share, subject to adjustment as set forth below ("Exercise Price").

          The Company shall not be required to issue fractional shares of capital stock upon the exercise of this Warrant or to deliver Warrant Certificates which evidence fractional shares of capital stock. In the event that a fraction of an Exercise Share would, except for the provisions of this paragraph 2, be issuable upon the exercise of this Warrant, the Company shall pay to the Holder exercising the Warrant an amount in cash equal to such fraction multiplied by the current market value of the Exercise Share. For purposes of this Agreement, the current market value shall be determined as follows:

          (a) if the Exercise Shares are traded in the over-the-counter market and not on any national securities exchange and not in the NASDAQ Reporting System, the average of the mean between the last bid and asked prices per share, as reported by the National Quotation Bureau, Inc., or an equivalent generally accepted reporting service, for the last business day prior to the date on which this Warrant is exercised, or, if not so reported, the average of the closing bid and asked prices for an Exercise Share as furnished to the Company by any member of the National Association of Securities Dealers, Inc., selected by the Company for that purpose.

          (b) if the Exercise Shares are listed or traded on a national securities exchange or in the NASDAQ Reporting System, the closing price on the principal national securities exchange on which they are so listed or traded or in the NASDAQ Reporting System, as the case may be, on the last business day prior to the date of the exercise of this Warrant. The closing price referred to in this Clause
(b) shall be the last reported sales price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the national securities exchange on which the Exercise Shares are then listed or in the NASDAQ Reporting System; or

          (c) if no such closing price or closing bid and asked prices are available, as determined in any reasonable manner as may be prescribed by the Board of Directors of the Company.

     3.   Mutilated or Missing Warrant Certificates. In case any of the Warrant
          -----------------------------------------
Certificates shall be mutilated, lost, stolen or destroyed prior to its expiration date, the Company shall issue and deliver, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and in substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent right or interest.

     4.   Reservation of Shares. The Company will at all times reserve and keep
          ---------------------
available, free from preemptive rights, out of the aggregate of its authorized but unissued Shares or its authorized and issued Shares held in its treasury for the purpose of enabling it to satisfy its obligation to issue Shares upon exercise of Warrants, the full number of Shares deliverable upon the exercise of all outstanding Warrants.

          The Company covenants that all Shares which may be issued upon exercise of Warrants will be validly issued, fully paid and nonassessable outstanding Shares of the Company.

     5.   Rights of Holder. The Holder shall not, by virtue of anything
          ----------------
contained in this Warrant Agreement or otherwise, prior to exercise of this Warrant, be entitled to any right whatsoever, either in law or equity, of a stockholder of the Company, including without limitation, the right to receive dividends or to vote or to consent or to receive notice as a shareholder in respect of the meetings of shareholders or the election of directors of the Company of any other matter.

     6.   Investment Intent. Holder represents and warrants to the Company that
          -----------------
Holder is acquiring the Warrants for investment and with no present intention of distributing or reselling any of the Warrants.

     7.   Certificates to Bear Language. The Warrants and the certificate or
          -----------------------------
certificates therefor shall bear the following legend by which each holder shall be bound:

          "THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK (OR OTHER SECURITIES) ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE."

          The Shares and the certificate or certificates evidencing any such Shares shall bear the following legend:

          "THE SHARES (OR OTHER SECURITIES) REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE."

          Certificates for Warrants without such legend shall be issued if such warrants or shares are sold pursuant to an effective registration statement under the Securities Act of 1933 (the "Act") or if the Company has received an opinion from counsel reasonably satisfactory to counsel for the Company, that such legend is no longer required under the Act.

     8.   Registration Rights. The Company is obligated to register all of the
          -------------------
Exercise Shares underlying the Warrants in a registration statement on the appropriate form with the Securities and Exchange Commission (the "Commission") not later than 90 days following the closing of the Offering, so that all Warrantholders shall be entitled to sell the Exercise Shares in the public market immediately upon the expiration of the one-year holding period from date of initial sale of any such Warrants (the "Mandatory Registration Right").

     9.   Adjustment of Number of Shares and Class of Capital Stock Purchasable.
          ---------------------------------------------------------------------
The Number of Shares and Class of Capital Stock purchasable under this Warrant Agreement are subject to adjustment from time to time as set forth in this
Section 9.

          (a)   Adjustment for Change in Capital Stock.  If the Company:
                --------------------------------------

                (i) pays a dividend or makes a distribution on its Common Stock, in each case, in shares of its Common Stock;

                (ii) subdivides its outstanding shares of Common Stock into a greater number of shares;

                (iii) combines its outstanding shares of Common Stock into a smaller number of shares;

                (iv) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

                (v) issues by reclassification of its shares of Common Stock any shares of its capital stock;

then the number and classes of shares purchasable upon exercise of each Warrant in effect immediately prior to such action shall be adjusted so that the holder of any Warrant thereafter exercised may receive the number and classes of shares of capital stock of the Company which such holder would have owned immediately following such action if such holder had exercised the Warrant immediately prior to such action.

          For a dividend or distribution the adjustment shall become effective immediately after the record date for the dividend or distribution. For a subdivision, combination or reclassification, the adjustment shall become effective immediately after the effective date of the subdivision, combination or reclassification.

          If after an adjustment the holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company shall in good faith determine the allocation of the adjusted Exercise Price between or among the classes of capital stock. After such allocation, that portion of the Exercise Price applicable to each share of each such class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Agreement. Notwithstanding the allocation of the Exercise Price between or among shares of capital stock as provided by this Section 9(a), a Warrant may only be exercised in full by payment of the entire Exercise Price currently in effect.

          (b)   Consolidation, Merger or Sale of the Company. If the Company is
                --------------------------------------------
a party to a consolidation, merger or transfer of assets which reclassifies or changes its outstanding Common Stock, the successor corporation (or corporation controlling the successor corporation or the Company, as the case may be) shall by operation of law assume the Company's obligations under this Warrant Agreement. Upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger or transfer if the holder had exercised the Warrant immediately before the effective date of such transaction. As a condition to the consummation of such transaction, the Company shall arrange for the person or entity obligated to issue securities or deliver cash or other assets upon exercise of the Warrant to, concurrently with the consummation of such transaction, assume the Company's obligations hereunder by executing an instrument so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this
Section 9.

         10. Successors. All the covenants and provisions of this Agreement by
             ----------
or for the benefit of the Company or Holder shall bind and inure to the benefit of their respective successor and assigns hereunder.

         11. Counterparts. This Agreement may be executed in any number of
             ------------
counterparts and each of such counterparts shall for all proposes be deemed to be an original, and such counterparts shall together constitute by one and the same instrument.

         12. Notices. All notices or other communications under this Warrant
             -------
shall be in writing and shall be deemed to have been given if delivered by hand or mailed by certified mail, postage prepaid, return receipt requested, addressed as follows: if to the Company: SunStar Healthcare, Inc., 300 International Parkway, Suite 230, Heathrow, Florida, 32746, Attention:
President, and to the Holder: at the address of the Holder appearing on the books of the Company or the Company's transfer agent, if any.

             Either the Company or the Holder may from time to time change the address to which notices to it are to be mailed hereunder by notice in accordance with the provisions of this Section 12.

         13. Supplements and Amendments. The Company may from time to time
             --------------------------
supplement or amend this Warrant Agreement without the approval of any Holders of Warrants in order to cure any ambiguity or to be correct or supplement any provision contained herein which may be defective or inconsistent with any other provision, or to make any other provisions in regard to matters or questions herein arising hereunder which the Company may deem necessary or desirable and which shall not materially adversely affect the interest of the Holder.

         14. Severability. If for any reason any provision, paragraph or term of
             ------------
this Warrant Agreement is held to be invalid or unenforceable, all other valid provisions herein shall remain in full force and effect and all terms, provisions and paragraphs of this Warrant shall be deemed to be severable.

         15. Governing Law and Venue. This Warrant shall be deemed to be a
             -----------------------
contract made under the laws of the State of California and for all purposes shall be governed and construed in accordance with the laws of said State. Any proceeding arising under this Warrant Agreement shall be instituted in the State of California.

         16. Headings. Paragraphs and subparagraph headings, used herein are
             --------
included herein for convenience of reference only and shall not affect the construction of this Warrant Agreement nor constitute a part of this Warrant Agreement for any other purpose.

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the date and year first above written.

SUNSTAR HEALTHCARE, INC.                HOLDER

                                        _________________________________
                                        [Name]

_________________________________
By:    Warren D. Stowell
Its:   President

                                    ANNEX A
     NUMBER __                                                           WARRANT
                                                             WARRANT TO PURCHASE

                                                                          SHARES
                           SUNSTAR HEALTHCARE, INC.              see reverse for
                         COMMON STOCK PURCHASE WARRANT    certain definitions

will be void if not exercised prior to 11:59 P.M. Eastern Time on _______, ____

THIS CERTIFIES THAT FOR VALUE RECEIVED,
THE REGISTERED HOLDER OR ASSIGNS ("HOLDER"),

is entitled to purchase from SunStar Healthcare, Inc., a Delaware corporation (the "Company") at any time after 9:00 A.M. Eastern Time on __________, ____ at the purchase price per share of $5.00 (the "Warrant Price"), the number of shares of Common Stock of the Company set forth above (the "Shares"). The number of shares purchasable upon exercise of each warrant evidenced hereby and the Warrant Price per Share shall be subject to adjustment from time to time as set forth in the Warrant Agreement referred to below. The Warrants expire on __________, ____. Holders will not have any rights or privileges of shareholders of the Company prior to exercise of the Warrants. Holders of the Warrants evidenced hereby and the shares of Common Stock issuable upon exercise hereof have certain rights with respect to registration with the Securities and Exchange Commission of the Warrants and Common Stock issuable upon exercise hereof. These registration rights are set forth in that certain Private Placement Memorandum dated as of ___________, ____ pursuant to which this Warrant Certificate has been issued. The Warrant evidenced hereby may be exercised in whole or in part by presentation of this Warrant certificate with the Purchase Form on the reverse side hereof fully executed (with a signature guarantee as provided on the reverse side hereof) and simultaneous payment of the Warrant Price (subject to adjustment) at the principal office of the Company. Payment of such price shall be made at the option of the Holder in cash or by certified check or bank draft. The Warrants evidenced hereby are part of a duly authorized issue of Common Stock Purchase Warrants with rights to purchase an aggregate of up to 600,000 shares of Common Stock of the Company. Upon any partial exercise of the Warrant evidenced hereby, there shall be countersigned and issued to the Holder a new Warrant Certificate in respect of the Shares as to which the Warrants evidenced hereby shall not have been exercised. This Warrant Certificate may be exchanged at the office of the Company by surrender of this Warrant Certificate properly endorsed with a signature guarantee either separately or in combination with one or more other Warrants for one or more new Warrants to purchase the same aggregate number of Shares as evidenced by the Warrant or Warrants exchanged. No fractional Shares will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants. The Holder hereof may be treated by the Company and all other persons dealing with this Warrant Certificate as the absolute owner hereof for all purposes and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding, and until such transfer is on such books, the Company may treat the Holder as the owner for all purposes.

Dated: __________, ____                  SUNSTAR HEALTHCARE, INC.




Secretary                                           Chief Executive Officer

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF CERTAIN STATES, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (II) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (III) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF CERTAIN STATES, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (II) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (III) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.

                                  ELECTION TO PURCHASE

         The undersigned hereby elects irrevocably to exercise the within Warrant and to purchase _______________________ shares of Common Stock of SunStar Healthcare, Inc. and hereby makes payment of $_________ (at the rate of $________ per share) in payment of the Exercise Price pursuant hereto. Please issue the shares as to which this Warrant is exercised in accordance with the instructions given below.

         The undersigned represents and warrants that the exercise of the within Warrant was solicited by the member firm of the National Association of Securities Dealers, Inc. ("NASD") listed below. If not solicited by an NASD member, please write "unsolicited" in the space below.

                               -----------------------------------------------
                                 (Insert Name of NASD Member or "Unsolicited")


Dated: _________________                        Signature: _____________________

                     INSTRUCTIONS FOR REGISTRATION OF SHARES

Name (print) ______________________________________________________

Address (print) ___________________________________________________

                                   ASSIGNMENT

         FOR VALUE RECEIVED,
________________________________________________________ does hereby sell, assign and transfer unto ___________________________________________________, the right to purchase ________________shares of Common Stock of SunStar Healthcare, Inc., evidenced by the within Warrant, and does hereby irrevocably constitute and appoint __________________________________________ attorney to transfer such right on the books of SunStar Healthcare, Inc., with full power of substitution on the premises.

Dated: ________________, 19______

                                            Signature: _____________________

NOTICE: The signature of Election to Purchase or Assignment must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever. The signature(s) must by guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved signature guarantee Medallion Program), pursuant to SEC Rule 17Ad-15.


                                                ------------------------------
                                                         Signature Guarantee

                                                                     Exhibit 4.2


                         REGISTRATION RIGHTS AGREEMENT

                                    , 1999
                                ----------

               The parties to this agreement are SunStar Healthcare, Inc. a Delaware corporation (the "Company"), and each of the other individuals or entities that has executed a signature page to this agreement (collectively, the "Stockholders").

                             W I T N E S S E T H:
                             -------------------

               Simultaneously with the execution and delivery of this agreement, the Stockholders are acquiring shares of Series A Preferred Stock, par value $.001 per share (the "Series A Preferred Stock"), which is convertible into shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), and warrants to purchase shares of Common Stock (the "Warrants"). All of the shares of Common Stock that may be acquired by the Stockholders from time to time after the date of this agreement pursuant to conversion of the Series A Preferred Stock and exercise of the Warrants are intended by the parties to be the only shares of capital stock of the Company subject to all of the terms and conditions of this agreement, and are collectively referred to herein as the "Shares."

               The Company desires to provide to the Stockholders certain rights regarding the registration of the Shares, all upon the terms and conditions set forth below.

               It is therefore agreed as follows:

               1.     Mandatory Registration.
                      ----------------------

               (1) Within 90 days of the closing of the sale of the Series A Preferred Stock and Warrants to the Stockholders (the "Private Placement Closing"), the Company shall prepare and file with the U.S. Securities and Exchange Commission (the "Commission") a registration statement on an appropriate form for registering for resale by the Stockholders the Shares for the Stockholders (or such lesser number as may be required by the Commission), and such registration statement shall state that it also covers such indeterminate number of additional shares of Common Stock as may become issuable to prevent dilution resulting from stock splits or stock dividends.

               (2) The Company shall pay all Registration Expenses (as defined below) in connection with registration of the Registrable Securities (as defined below) pursuant to this section 1.

               (3) As used in this agreement (i) "Registrable Securities" means the Shares held by the Stockholders; provided that any such Share shall cease to be a Registrable Security when (A) a registration statement with respect to their public sale shall have become effective under the Securities Act, (B) they have been disposed of as permitted by, and in compliance with, Rule 144 (or successor provision) promulgated under the Securities Act, (C) they may be disposed of as permitted by, and in compliance with, subsection (k) of such Rule 144 (or successor provision) or (D) they shall have ceased to be outstanding, (iii) "Holder" means the Stockholders, and (iv) "Securities Act" shall mean the Securities Act of 1933, or any subsequent similar federal statute, and the rules and regulations of the Commission or any other federal agency at the time administering the Securities Act.

               (4) As used in this agreement, "Registration Expenses" means all expenses incident to the Company's performance of or compliance with the provisions of sections 1, 2 and 3 including, without limitation, all registration, filing and National Association of Securities Dealers, Inc. fees, all listing fees, all fees and expenses of complying with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriter in connection with blue sky qualifications of the Registrable Securities), all printing expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of "comfort" letters required by or incident to such performance and compliance, and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities; provided, however, that Registration Expenses shall exclude, and the Holders shall pay, underwriters fees and underwriting discounts and commissions and transfer taxes in respect of the Registrable Securities being registered as well as any fees and expenses of counsel or other advisors to the Holders of the Registrable Securities.

               2. Registration Procedures. In connection with the registration
                  -----------------------
of any Registrable Securities under the Securities Act as provided in section 1, the Company shall, within 90 days of the Private Placement Closing:

                  (1) prepare and file with the Commission the requisite registration statement to effect such registration and thereafter use its best efforts to cause such registration statement to become and remain effective (subject to clause (ii) below); provided, however, that the Company may discontinue any registration of its securities that are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto;

                  (2) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement for such period as shall be required for the disposition of all of such Registrable Securities;

                  (3) furnish to the Holders such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as the Holders may reasonably request;

                  (4) use its best efforts (x) to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such states of the United States of America where an exemption is not available and as the Holders shall reasonably request, (y) to keep such registration or qualification in effect for so long as such registration statement remains in effect, and (z) to take any other action that may reasonably be necessary or advisable to enable the Holders to consummate the disposition in such jurisdictions of the securities to be sold by the Holders, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this paragraph (iv), be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

                  (5) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Company to consummate the disposition of such Registrable Securities in accordance with their intended method of disposition;

                  (6) furnish to the Holders' underwriters, if any, (x) an opinion of counsel for the Company, and (y) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included or incorporated by reference in such registration statement, each covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountant's comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountant's comfort letters delivered to the underwriters in underwritten public offerings of securities (and dated the dates such opinions and comfort letters are customarily dated);

                    (7) notify the Holders when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and at the request of the Holders promptly prepare and furnish to them a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                    (8) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of section 11(a) of the Securities Act and Rule 158 promulgated thereunder, and promptly furnish the same to the Holders; and

                    (9) provide and cause to be maintained a transfer agent and registrar (which, in each case, may be the Company) for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration.

               The Company may require the Holders to furnish the Company such information regarding the Holders and the distribution of the Holders' Registrable Securities as the Company may from time to time reasonably request in writing.

               Upon receipt of any notice from the Company of the happening of an event of the kind described in item (vii) of this section 2, the Holders will forthwith discontinue their disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until the Holders' receipt of the copies of the supplemented or amended prospectus contemplated by item (vii) and, if so directed by the Company, the Holders will deliver to the Company all copies, other than permanent file copies, then in the Holders' possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

               3.   Indemnification.
                    ---------------

               3.1  Indemnification by the Company. In the event of any
                    ------------------------------
registration statement filed pursuant to section 1, the Company shall, and hereby does, indemnify and hold harmless each of the Holders and each of their directors, officers, partners, agents, attorneys, representatives and affiliates and each other individual, group, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or other entity of whatever nature ("Person") who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls any Holder or any such underwriter within the meaning of the Securities Act (each of the foregoing, a "Holder Indemnitee"), insofar as actual and reasonable losses, claims, damages, or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) primarily arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement, any preliminary prospectus, final prospectus, or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company shall reimburse each Holder Indemnitee for any legal or any other fees, costs and expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or omission made in reliance upon and in conformity with information furnished to the Company by or on behalf of a Holder or such underwriter, as the case may be, for use in the preparation thereof; and
provided, further, that the Company shall not be liable to any Holder Indemnitee
--------  -------
in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus so long as such final prospectus, and any amendments or supplements thereto, have been furnished to such underwriter or any Holder, as applicable.

               3.2 Indemnification by the Holders. If any Registrable Securities
                   ------------------------------
are included in any registration statement, the Holders shall, and hereby do, indemnify and hold harmless (in the same manner and to the same extent as set forth in section 3.1 above) the Company, and each director and officer of the Company, and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement contained in, or omission from, such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Holders for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement.

               3.3 Notice of Claims, Etc. Promptly after receipt by an
                   ---------------------
indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in sections 3.1 or 3.2, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, immediately give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give
        --------  -------
notice as provided herein shall not relieve the indemnifying party of its indemnity obligations, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs related to the indemnified party's cooperation with the indemnifying party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent, which consent shall not be unreasonably withheld. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

               3.4 Contribution. If indemnification shall for any reason be held
                   ------------
by a court to be unavailable to an indemnified party under section 3.1 or section 3.2 in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under section 3.1 or section 3.2, as applicable, the indemnified party and the indemnifying party shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Holders on the other hand that resulted in such loss, claim, damage or liability, or action in respect thereof, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations or (ii) if the allocation provided by item (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Holders on the other. No Person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim, effected without such Person's consent, which consent shall not be unreasonably withheld.

               3.5  Other Indemnification. Indemnification and contribution
                    ---------------------
similar to that specified in the preceding provisions of this section 3 (with appropriate modifications) shall be given by the Company and the Holders with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act.

               4.   Miscellaneous.
                    -------------

               (a)  Notices. All notices, instructions and other communications
                    -------
in connection with this agreement shall be in writing and may be given by personal delivery or mailed, certified mail, return receipt requested, postage prepaid or by a nationally recognized overnight courier to the parties at the address of the Company as follows, and at the address of the Holders as set forth on the signature page to this agreement (or at such other address as the Company or the Holders may specify in a notice to the Company):

               If to the Company:

                      SunStar Healthcare, Inc.
                      300 International Parkway
                      Suite 230
                      Heathrow, Florida 32746
                      Attn: David A. Jesse, Executive Vice President and Chief Operating Officer

               If to the Stockholders:

                      To the address set forth on the respective Stockholder signature page below.

               (b)    No Waiver. No course of dealing and no delay on the part
                      ---------
of any party hereto in exercising any right, power or remedy conferred by this agreement shall operate as a waiver thereof or otherwise prejudice such party's rights, powers and remedies conferred by this agreement or shall preclude any other or further exercise thereof or the exercise of any other right, power and remedy.

               (c)    Binding Effect; Assignability. This agreement shall be
                      --------------
binding upon and, except as otherwise provided herein, shall inure to the benefit of the respective parties and their permitted successors and assigns. This agreement shall not be assignable except as otherwise provided herein.

               (d)    Severability. Any provision of this agreement that is
                      ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

               (e)    Modification. No term or provision of this agreement may
                      ------------
be amended, altered, modified, rescinded or terminated except upon the express written consent of the party against whom the same is sought to be enforced.

               (f)    Law Governing. This agreement shall be governed by and
                      -------------
construed in accordance with the law of the state of California applicable to agreements made and to be performed entirely in California.

               (g) Headings. All headings and captions in this agreement are for
                   --------
purposes of reference only and shall not be construed to limit or affect the substance of this agreement.

               (h) Entire Agreement. This agreement contains, and is intended
                   ----------------
as, a complete statement of all the terms of the arrangements between the parties with respect to the matters provided for, supersedes any previous agreements and understandings between the parties with respect to those matters and cannot be changed or terminated orally.

                                           SUNSTAR HEALTHCARE, INC.


                                           By: _______________________________
                                                 Name:   Warren D. Stowell
                                                 Title:  President


Stockholder Signature:


_______________________________

_______________________________
Address

_______________________________